                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

        Date of Report (Date of earliest event reported) October 31, 1997


                         COMMISSION FILE NUMBER 0-22011


                                BIONUTRICS, INC.
             (Exact name of Registrant as specified in its charter)


                 NEVADA                                  86-0760991
     (State or other jurisdiction of       (I.R.S.  Employer Identification No.)
     Incorporation or Organization)


 2425 EAST CAMELBACK ROAD, PHOENIX, ARIZONA               85016-4214
(Address of principal executive offices)                  (Zip Code)


            Registrant's telephone number, including area code: (602) 508-0112

Registrant hereby amends its Current Report on Form 8-K for October 31, 1997, filed on November 7, 1997, solely to add the financial information and pro forma financial information required by Item 7 of Form 8-K.

Item 7.           Financial Statements and Exhibits

                  Financial Statements of Business Acquired - the required financial statements for InCon Technologies Inc. are set forth below:

                  CONSOLIDATED FINANCIAL STATEMENTS

                  TEN-MONTH PERIOD ENDED OCTOBER 31, 1997 AND

                  YEAR ENDED DECEMBER 31, 1996 AND

                  INDEPENDENT AUDITORS' REPORT

                                BIONUTRICS, INC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                Bionutrics, Inc.
                                  (Registrant)


Dated: January 30, 1998                      By: /s/ George E. Duck, Jr.
                                                 -------------------------

                                             Its: Vice President, Finance
                                                 -------------------------
                                                  Secretary and Treasurer
                                                 -------------------------

INDEPENDENT AUDITORS' REPORT


Board of Directors
Bionutrics, Inc.
Phoenix, Arizona

We have audited the consolidated balance sheets of InCon Technologies Inc. (the "Company") as of October 31, 1997 and December 31, 1996 and the related statements of operations, stockholders' equity/members' capital (deficiency) and cash flows for the ten-month period ended October 31, 1997 and the year ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at October 31, 1997 and December 31, 1996 and the results of its operations and its cash flows for the ten-month period ended October 31, 1997 and the year ended December 31, 1996 in conformity with generally accepted accounting principles.


Deloitte & Touche LLP

Phoenix, Arizona
January 12, 1998

INCON TECHNOLOGIES INC.

CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 1997 AND DECEMBER 31, 1996
--------------------------------------------------------------------------------

ASSETS                                                                     1997               1996
CURRENT ASSETS:
  Cash and cash equivalents                                            $   431,067        $    22,200
  Accounts receivable                                                      514,699            160,425
  Other receivables                                                         23,668            100,080
  Supplies                                                                 184,346
  Prepaid expenses                                                          12,562              1,000
                                                                       -----------        -----------
          Total current assets                                           1,166,342            283,705
PROPERTY AND EQUIPMENT - Net (Note 3)                                    1,747,079            997,043
OTHER ASSETS                                                                34,212             15,560
                                                                       -----------        -----------
TOTAL                                                                  $ 2,947,633        $ 1,296,308
                                                                       ===========        ===========
LIABILITIES AND STOCKHOLDERS' EQUITY/
  MEMBERS' CAPITAL (DEFICIENCY)
CURRENT LIABILITIES:
  Accounts payable                                                     $   478,996        $   211,088
  Accrued liabilities                                                      348,439             37,633
  Current portion of notes payable (Note 4)                                 28,961          2,135,510
  Capital lease obligation - current portion (Note 5)                        6,418
  Other current liabilities                                                  9,775              2,990
                                                                       -----------        -----------
          Total current liabilities                                        872,589          2,387,221
                                                                       -----------        -----------
LONG-TERM LIABILITIES:
  Capital lease obligation (Note 5)                                         13,407
  Notes payable (Note 4)                                                   720,853             11,200
                                                                       -----------        -----------
          Total long-term liabilities                                      734,260             11,200
                                                                       -----------        -----------
          Total liabilities                                              1,606,849          2,398,421
                                                                       -----------        -----------
COMMITMENTS AND CONTINGENCIES (Notes 5, 8 and 9)
STOCKHOLDERS' EQUITY/MEMBERS' CAPITAL (DEFICIENCY):
  Common stock, no par value - authorized, 3,000 shares;
    issued and outstanding, 1,000 shares, 1997                              37,069
  Additional paid-in capital                                             1,094,227
  Retained earnings                                                        209,488
  Members' deficiency                                                                      (1,102,113)
                                                                       -----------        -----------
        Total stockholders' equity/(members' capital deficiency)         1,340,784         (1,102,113)
                                                                       -----------        -----------
TOTAL                                                                  $ 2,947,633        $ 1,296,308
                                                                       ===========        ===========

See notes to consolidated financial statements.

INCON TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
TEN-MONTH PERIOD ENDED OCTOBER 31, 1997 AND
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                              1997               1996

REVENUES (Note 7)                         $ 4,440,361        $ 1,135,746

COST OF SALES                               1,052,715            123,895
                                          -----------        -----------

GROSS PROFIT                                3,387,646          1,011,851

GENERAL AND ADMINISTRATIVE EXPENSES         2,317,958          1,203,675
                                          -----------        -----------

INCOME (LOSS) FROM OPERATIONS               1,069,688           (191,824)

OTHER EXPENSE                                 120,480             80,297
                                          -----------        -----------

INCOME (LOSS) BEFORE INCOME  TAXES            949,208           (272,121)

PROVISION FOR INCOME TAXES (Note 6)          (160,538)
                                          -----------        -----------

NET INCOME (LOSS)                         $   788,670        $  (272,121)
                                          ===========        ===========


See notes to consolidated financial statements.

INCON TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY/
MEMBERS' CAPITAL (DEFICIENCY)
TEN-MONTH PERIOD ENDED OCTOBER 31, 1997 AND
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                                 MEMBERS'                         ADDITIONAL
                                         COMMON STOCK            CAPITAL          RETAINED          PAID-IN
                                  ---------------------------
                                    SHARES        AMOUNT       (DEFICIENCY)       EARNINGS          CAPITAL            TOTAL
BALANCE,
  JANUARY 1, 1996                                                $     13,007                                        $      13,007

  Capital contribution                                                550,000                                              550,000

  Forgiveness of interest by affiliate                                 87,527                                               87,527

  Distributions to Members                                         (1,480,526)                                          (1,480,526)

  Net loss                                                           (272,121)                                            (272,121)
                                                                 ------------                                         ------------
BALANCE,
  DECEMBER 31, 1996                                               (1,102,113)                                          (1,102,113)

  Capital contribution                                                560,000                                              560,000

  Net income, January 1, 1997
    to April 30, 1997                                                 579,182                                              579,182
                                                                 ------------                                         ------------
BALANCE,
  APRIL 30, 1997                                                       37,069                                               37,069

  Issuance of common stock
    (Note 1)                            1,000        $37,069         (37,069)

  Forgiveness of interest by affiliate                                                                    43,540            43,540

  Net income, May 1, 1997 to
    October 31, 1997                                                                  $209,488                             209,488

  Capital contribution                                                                                $1,050,687         1,050,687
                                        -----        -------      -----------         --------        ----------        ----------
BALANCE,
  OCTOBER 31, 1997                      1,000        $37,069      $                   $209,488        $1,094,227        $1,340,784
                                        =====        =======      ===========         ========        ==========        ==========


See notes to consolidated financial statements.

INCON TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
TEN-MONTH PERIOD ENDED OCTOBER 31, 1997 AND
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                                               1997               1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                        $   788,670        $  (272,121)
  Adjustments to reconcile net income (loss) to net cash provided by
    (used in) operating activities:
    Depreciation and amortization                                              432,973             24,466
    Forgiveness of interest by affiliate                                        43,540             87,527
  Changes in assets and liabilities:
    Accounts receivable                                                       (354,274)          (160,424)
    Supplies                                                                  (184,346)
    Other receivables                                                           76,412              4,500
    Prepaid expenses                                                           (11,562)
    Accounts payable                                                           267,908            174,703
    Accrued liabilities                                                        310,806              7,711
    Other                                                                      (11,868)           (89,402)
                                                                           -----------        -----------
          Net cash provided by (used in) operating activities                1,358,259           (223,040)
                                                                           -----------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment                                                      (513,558)          (940,922)
  Acquisition of MSL - net of $5,703 cash acquired                          (1,141,880)
  Proceeds from receivables purchased in MSL acquisition                       564,133
  Payment of payables assumed in acquisition of MSL                            (71,878)
                                                                           -----------        -----------
          Net cash used in investing activities                             (1,163,183)          (940,922)
                                                                           -----------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Notes payable - net                                                       (1,396,896)         1,258,969
  Capital contribution                                                       1,050,687
  Capital contributions from (distributions to) members of
    InCon Technologies, LLC                                                    560,000           (930,526)
                                                                           -----------        -----------
          Net cash provided by financing activities                            213,791            328,443
                                                                           -----------        -----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                             408,867           (835,519)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                  22,200            857,719
                                                                           -----------        -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                   $   431,067        $    22,200
                                                                           ===========        ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                               $    78,886        $    83,415
                                                                           ===========        ===========
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING
 ACTIVITIES:
 Assumption of liabilities in connection with the
  acquisition of Molecular Separations Laboratories, Inc.                  $  398,609
                                                                           ===========

 Value of receivables $564,133 and fixed assets
  $1,000,624 acquired
                                                                           $1,564,757
                                                                           ===========

See notes to consolidated financial statements.

INCON TECHNOLOGIES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TEN-MONTH PERIOD OCTOBER 31, 1997 AND
YEAR ENDED DECEMBER 31, 1996


1.    BUSINESS DESCRIPTION

      InCon Technologies Inc. (the "Company") is a Delaware corporation purchased by Bionutrics, Inc. ("Bionutrics") on October 31, 1997 and is now a wholly-owned subsidiary of Bionutrics. The Company was a limited liability company, formerly InCon Technologies, LLC ("Technologies"), for the year ended December 31, 1996 and for the period January 1, 1997 to April 30, 1997. Effective May 1, 1997, the Company issued 1,000 shares of the Company's common stock for all of the membership interest in Technologies. The Company provides molecular distillation ("toll processing") of chemical and food products and provides services in support of the engineering, procurement and construction management of an edible oil refining and processing facility for a former related entity, Rye Investments, Ltd., a British Virgin Islands corporation ("Rye") (Note
      7).

      Prior to acquisition by Bionutrics, the Company was a wholly-owned subsidiary of InCon Holdings, LLC ("Holdings LLC"). Holdings LLC is owned 20% each by four individuals (one of which is a board member of a subsidiary of P.T. Bakrie & Brothers (Note 7)) and one foreign corporation. The Company owns 100% of Molecular Separations Laboratories, Inc. ("MSL"), an Illinois corporation that has conducted a business similar to the toll processing business of the Company for the past five years (Note 10). MSL was acquired by the Company on April 21, 1997 in a transaction accounted for as a purchase.

      The Company also owned a 50% interest in NuRx International, LLC, ("NuRx") an inactive Delaware limited liability company which was dissolved when the Company was acquired by Bionutrics. NuRx originally intended to undertake toll processing, not directly related to the Company's toll processing business, but jointly with Bionutrics, the other 50% owner.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, MSL, from its date of acquisition. All significant intercompany balances and transactions have been eliminated.

      LONG-TERM CONTRACTS - Revenues are recognized on long-term contracts or processing projects using the percentage of completion method on a cost-to-cost basis. Contract costs include all direct material, labor, subcontract costs, and indirect costs related to contract performance. General and administrative costs are charged to expense as incurred.

      ACCOUNTS RECEIVABLE - The Company and MSL extend or have extended credit to their customers, a significant portion of which are in the chemical, health food and food processing business throughout the nation. Management believes all accounts receivable to be collectible at October 31, 1997 and December 31, 1996.

      SUPPLIES - Prior to June 30, 1997, all shop supplies and parts were expensed upon acquisition. After June 30, 1997, the Company determined it prudent to maintain a supply inventory of new and used molecular distillation replacement parts and shop supplies. All products processed in the toll processing business are owned by the customers of the Company and MSL before and after processing.

      PROPERTY AND EQUIPMENT are stated at cost, net of accumulated depreciation. Acquisitions, renewals and betterments exceeding $500 that add to, or substantially extend the life of the assets are capitalized. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of the lease life or the useful life of the asset. Expenditures of a repair and maintenance nature are expensed when incurred. The estimated useful lives of depreciable assets are as follows:


        ASSET TYPE                                    ESTIMATED USEFUL LIFE

        Furniture and fixtures                           5 - 10 years
        Equipment                                        7 - 12 years
        Automobiles                                         5 years
        Leasehold improvements                             10 years
        Trade show assets                                   7 years

      INCOME TAXES are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due. Any deferred tax assets have been fully reserved due to the uncertainty regarding their future utilization as a result of the Company being purchased by Bionutrics.

      CONTRACT SERVICES REVENUE - In accordance with a support agreement between Rye and InCon Technologies, Technologies agreed to provide Rye with certain services in support of the engineering, procurement and construction management of an edible oil refining and processing facility. In consideration for said services, Rye agreed to pay Technologies $2,000,000 under a percentage-of-completion agreement. Accordingly, actual costs are accumulated as incurred , the percentage-of-completion is then determined on a cost-to-cost basis, with adjustments made for cost overruns. The Company has assumed Technologies' responsibility for completing the contract. Revenues of $1,280,986 were earned by the Company from this contract during the ten-month period ended October 31, 1997 and $459,500 for the year ended December 31, 1996.

      DEVELOPMENT SERVICES REVENUE - The Company has assumed responsibility for completing the Development Agreement between P.T. Bakrie & Brothers ("Bakrie") (Note 7) and Technologies. Under the agreement, the Company has agreed to provide Bakrie with access to their facilities for up to 80 hours per month during the term of the agreement. The Company bills Bakrie a fixed fee plus expenses monthly and income is recognized when billed. Expenses related to the agreement are expensed as incurred. In addition, the Company has provided laboratory development services to various customers to determine the feasibility of the use of molecular distillation for processing their products. Revenues from these services are billed when the services are complete and income is recognized when billed. There were no material amounts of unbilled work-in-process related to these projects at October 31, 1997 or December 31, 1996. Revenues of $500,000 and $459,560 were earned under the Bakrie contract during the ten-month period ended October 31, 1997 and the year ended December 31, 1996, respectively.

      The Company is currently negotiating a $1,000,000 Phase II extension of the Bakrie Development Agreement which, as of October 31, 1997, Bakrie had not yet executed.

      TOLL PROCESSING REVENUE - Billings are in accordance with customer's agreements which are based upon the following patterns:

        1.    Processing hours consumed
        2.    Quantity of feed materials
        3.    Quantity of final project and/or
        4.    Fixed processing fee.

      Billings are rendered on a regular basis in accordance with the agreements. These agreements range from ten-months to three years duration. There was no significant unbilled work-in-progress as of December 31, 1996 or October 31, 1997.

      MAJOR CUSTOMERS include: Rye, who is currently responsible for all of the Contract Services Revenue and Bakrie who generates 93% of the Company's Development Services Revenue. Two customers provide 84% of the Toll Processing Revenue.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    PROPERTY AND EQUIPMENT

      The following is a summary of property and equipment at October 31, 1997 and December 31, 1996:


                                       1997             1996

Furniture and fixtures              $  100,238       $   88,381
Equipment                            1,927,198          826,975
Automobiles                              2,000           20,190
Leasehold improvements                 179,554           92,172
Trade show assets                        1,221
                                    ----------       ----------
Total                                2,210,211        1,027,718
Less accumulated depreciation          463,132           30,675
                                    ----------       ----------
Property and equipment - net        $1,747,079       $  997,043
                                    ==========       ==========




4.    NOTES PAYABLE

      NuRx INTERNATIONAL, LLC ("NuRx") - On November 4, 1996, Bionutrics invested $400,000 in NuRx, which resulted in a 50% ownership interest for both Holdings LLC and Bionutrics. The money was then loaned by NuRx to Technologies under a note, dated November 1, 1996, which required payment on demand. Under terms of the loan from NuRx to Technologies, interest is due at the prime lending rate of the Bank of Boston. The liability was assumed by the Company on May 1, 1997 when the Company acquired the assets, liabilities and membership interest of Technologies. NuRx waived the assessment of interest prior to January 1, 1997. Interest paid to NuRx during the ten-month period ended October 31, 1997 was $27,973. Because the Company paid some administrative expenses on behalf of NuRx, the amount owed by the Company decreased to $383,981 as of October 31, 1997 and $384,969 as of December 31, 1996. NuRx was dissolved when the Company was acquired by Bionutrics on October 31, 1997.

      RYE, a British Virgin Islands corporation, a sister entity of Holdings LLC, entered into a contract with Technologies to provide services in support of the construction and sale of a processing plant located in Indonesia. Rye advanced Technologies the funds it needed to provide those services under a note not to exceed $3,000,000. Under the terms of the note, the funds are due to Rye on demand. Interest is due at the prime rate of Citibank NA. During October 31, 1997 and the year ended December 31, 1996, Rye waived the assessment of any interest. Interest expense of $87,527 and $43,540 was recorded as a capital contribution for the year ended December 31, 1996 and the ten-month period ended October 31, 1997, respectively. The liability was assumed by the Company on May 1, 1997 when the Company acquired the assets, liabilities and membership interest of Technologies. The balance of $1,750,541 and $339,382 remained outstanding at October 31, 1997 and December 31, 1996, respectively.

      FORMER MSL STOCKHOLDERS - On April 21, 1997, Technologies purchased 24,000 shares of MSL (80%) for $640,000. The purchase price consisted of $128,000 in cash at the closing, and the issuance of four installment notes payable to the stockholders for the remaining $512,000. The interest paid during the ten-month period ended October 31, 1997 was $83,415. The notes were collateralized by the stock of MSL. The Company assumed responsibility for the notes on May 1, 1997 when it assumed all the assets and liabilities of Technologies. Interest was due the former stockholders at the prime rate of American National Bank and Trust Company of Chicago. The remaining 6,000 shares of stock were contributed to the Company by one of the individuals who owned a 20% interest in Holdings LLC (Note 7). Holdings LLC owned 80% of the stock of the Company at the time. At October 31, 1997, there was no balance owed to the former stockholders of MSL.

      In addition, as part of the stock purchase agreement with the former stockholders of MSL, the Company agreed to pay them a "Closing Dividend" equal to approximately $517,000. The payment was based on the excess of MSL's current assets over the sum of its current liabilities known collectively as the permitted liabilities, as of the effective date (January 1, 1997). Based on the terms in the agreement, this dividend can be subject to an adjustment. Accordingly, an adjustment was made to the closing dividend in the amount of $9,148. At October 31, 1997, all of the dividend and the related adjustment had been paid. Future adjustments, as described in Note 9, may be required.

      Notes payable at October 31, 1997 and December 31, 1996 consisted of the following:


                                  1997             1996

NuRx                          $  426,931       $  384,969
Rye                              322,883        1,750,541
Note payable - auto                                11,200
                              -----------      ----------

Total                            749,814        2,146,710
Less current maturities           28,961        2,135,510
                              ----------       ----------

Long-term debt - net          $  720,853       $   11,200
                              ==========       ==========



5.    LEASES

      The Company has operating leases for office space, vehicles and equipment, which expire on various dates through October 13, 2007. Total rental expense was approximately $64,772 and $47,102 for the and the ten-month period ended October 31, 1997 and the year ended December 31, 1996, respectively.

      Future minimum lease payments under noncancellable operating leases at October 31, 1997 are as follows:


1998                                                  $  119,184
1999                                                     168,656
2000                                                     163,726
2001                                                     153,640
2002                                                     151,497
Thereafter                                               770,104
                                                      ----------

Total                                                 $1,526,807
                                                      ==========



      The Company leases a forklift under a noncancellable capital lease. Future minimum lease payments at October 31, 1997 are as follows:


1998                                                                  $ 7,416
1999                                                                    7,416
2000                                                                    6,798
                                                                      -------

Total future minimum lease payments                                    21,630
Less amount representing interest at 5.9% per annum                     1,805
                                                                      -------

Present value of net minimum lease payments                            19,825
Less present value of current net minimum lease payments                6,418
                                                                      -------
Present value of long-term net minimum lease payments                 $13,407
                                                                      =======



6.    INCOME TAXES

      At October 31, 1997, deferred tax assets of approximately $80,000 relating to such potential tax benefits were fully offset by a valuation allowance. The Company's current provision was $160,538 for the ten-month period ended October 31, 1997.

      There was no provision for income taxes for the year ended December 31, 1996 as the Company was taxable as a limited liability company.

7.    RELATED PARTIES

      RYE, as disclosed in Note 2, and the Company shared common owners prior to the purchase by Bionutrics. The Company earned, and Rye paid, $1,280,986 under the contract service agreement described in Note 2 in the ten-month period ended October 31, 1997. Also, as described in Note 4, the Company and Rye have entered into a note arrangement for revolving loans up to $3,000,000 from Rye to the Company. The Company and Rye have had various expense reimbursement transactions from time to time.

      BAKRIE, as disclosed in Note 2, is an Indonesian company engaged in many business lines and activities. The Company and Bakrie have entered into a development services agreement under which Bakrie paid the Company $520,000 for development services during the ten-month period ended October 31, 1997. Rye has also entered into an agreement with Bakrie to purchase equipment and services necessary to construct an edible oil refining and processing facility.

      BIONUTRICS is engaged in the research, development, manufacturing, marketing and sale of certain dietary supplements and other nutrition and health promoting products. The Company and Bionutrics have entered into an exclusive processing agreement for the distillation of certain Bionutrics raw material. From time to time the Company has performed processing services for Bionutrics and has billed accordingly. The principals of Holdings, LLC and its subsidiaries own stock in Bionutrics. Sales of $421,990 were made to Bionutrics during the ten-month period ended October 31, 1997.

      INCON INDUSTRIES INC. ("Industries") - John R. Palmer, Jr., N. P. Shaikh and Robert K. Wheeler, who are the principal owners of Industries also own 20% each of Holdings, LLC. Industries is the owner of the formula, procedures, technologies and other know-how used in the production of products used in the space shuttle and military propellants and has a contract with the United States government as the sole supplier of such products. The Company is negotiating a contract with Industries to provide specific manufacturing processing services at fixed prices. The Company and Industries have had various expense reimbursement transactions from time to time. The Company recorded $92,396 in sales to Industries during the ten-month period ended October 31, 1997.

      970 PSW, LLC ("970 PSW") - John R. Palmer, Jr., N. P. Shaikh and Robert K. Wheeler, who are the principal owners of 970 PSW also own 20% each of Holdings, LLC. 970 PSW purchased the facility used by the Company and MSL at 970 Douglas Road in Batavia. Illinois. On July 31, 1997, the Company signed a ten year lease with 970 PSW for such facility.

      JOHN R. PALMER, JR. ("Palmer") is a principal of the Company, Holdings, LLC, Industries, 970 PSW, and Rye as well as a former principal of MSL. Palmer is an employee of the Company and has been an employee of MSL. He has received guaranteed payments and salary. Palmer has had short-term borrowings back and forth from time to time with no interest charged. Palmer also had short-term borrowings with the Company and entered into a long-term note with the Company to purchase MSL stock. Palmer contributed 6,000 shares of MSL stock (20%) to Holdings, Inc. with a value of $160,000. The Company and Palmer have had various expense reimbursement transactions from time to time. Palmer owns stock in Bionutrics.

8.    EMPLOYEE BENEFIT PLANS

      The Company has a Simplified Employee Pension Plan (the "SEP") covering substantially all employees which provides for discretionary contributions based on only the first $160,000 of compensation, limited annually to the smaller of $30,000 or 15% or compensation. There were no contributions to the SEP for the ten-month period ended October 31, 1997. However, $30,258 was contributed for the year ended December 31, 1996.

      MSL has a 401(k) plan covering substantially all employees, which requires the Company to contribute equal to 25% of each participant's contribution of up to 10% of salary. Contributions to the 401(k) plan totaled $7,425 for the ten-month period ended October 31, 1997.





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



9.    COMMITMENTS AND CONTINGENCIES

      ADJUSTMENT TO MSL PURCHASE CONTRACT - The amount of the closing dividend (Note 4) paid to the former stockholders of MSL may be increased by the amount of any tax refund obtained by the Company on account of the "Permitted Liabilities" as defined in the stock purchase agreement between the Company and MSL. As of the date of this report, no claim for an adjustment has been made.

      SALES REPRESENTATIVE, EMPLOYEE AND INDEPENDENT CONTRACT AGREEMENTS - The Company has agreements with sales representatives, employees, and independent contractors with various terms which are terminable at will or for cause by either party of the contract.

10.   ACQUISITION OF MOLECULAR SEPARATION LABORATORIES, INC. (UNAUDITED)

      The unaudited pro forma information of the Company presented below includes MSL's operations for the ten-month period ended October 31, 1997. The unaudited pro forma consolidated financial information does not purport to represent the results of operations of the Company that actually would have resulted had the merger with MSL occurred on any date other than April 21, 1997, nor should it be taken as indicative of the future results of operations.


                                                        PRO FORMA
                                                      CONSOLIDATED
Sales                                                  $4,842,092
                                                       ==========
Net income                                             $1,137,520
                                                       ==========




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